UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 6, 2020

Lakeland Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 Oak Ridge Road, Oak Ridge, New Jersey 07438

(Address of Principal Executive Offices) (Zip Code)

(973) 697-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LBAI	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 6, 2020, the board of directors (the “Board”) of Lakeland Bancorp, Inc. (the “Company”) amended the Company’s Amended and Restated By-Laws (as amended, the “By-Laws”) to expressly permit, to the extent provided by law, the Company to hold meetings of the Company’s shareholders in part or solely by means of remote communication, effective immediately. The amendments to the By-Laws also permit the Company, upon authorization of the Board, to postpone, reschedule or cancel any meeting of the Company’s shareholders previously scheduled by the Board.

The intent of the amendments to the By-Laws is to afford the Company with additional flexibility in connection with the means of conducting shareholders meetings and implementing any adjournments and/or postponements thereof to accommodate changing circumstances. At present, the Company expects to hold its annual meeting of shareholders by remote communications in May 2020.

The foregoing description of the amendments to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Laws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Lakeland Bancorp, Inc. (Adopted April 6, 2020).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Bancorp, Inc.

Date: April 9, 2020	By:	/s/ Timothy J. Matteson
	Name:	Timothy J. Matteson
	Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary